EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement (No. 333-130740) on Form S-8 of Republic Bancorp, Inc. of our report dated July 22, 2005, relating to the financial statements and supplemental schedules of the Republic Bancorp 401(k)/Profit Sharing Plan and Trust as of December 31, 2004 and 2003, and for the years then ended, which report appears in the December 31, 2004 annual report on Form 11-K of Republic Bancorp, Inc.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
December 28, 2005